UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2014

Endocyte, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
_________________________________ (Address of principal executive offices)	___________ (Zip Code)

Registrant’s telephone number, including area code:	765-463-7175

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 6, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Endocyte, Inc. (the “Company”) adopted a form of award agreement to be used for grants of time-based restricted stock units (“RSUs”) to the Company’s employees, including the executive officers discussed below, under the Company’s 2010 Equity Incentive Plan (the “Plan”).

The form of award agreement provides that the RSUs will become fully vested in one or more time-based installments in accordance with the vesting schedule set forth therein.

In the event that the Company experiences a Change in Control (as defined in the Plan) prior to the RSUs becoming vested, the unvested RSUs will be considered fully vested and earned immediately prior to consummation of such Change in Control.

In the event any award recipient under the RSU agreement ceases to be a Service Provider (as defined in the Plan) for any reason, all RSUs that are unvested as of the date that Participant ceases to be a Service Provider shall be cancelled and forfeited to the Company immediately after the Participant ceases to be a Service Provider.

RSU Awards to Named Executive Officers

On February 6, 2014, the Committee granted 52,500 time-based RSUs to the Company’s named executive officers.

Form of Time-Based RSU Award Agreement

The form of the Endocyte, Inc. 2010 Equity Incentive Plan Time-Based Restricted Stock Unit Award Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Form of Endocyte, Inc. 2010 Equity Incentive Plan Time-Based Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

February 10, 2014	By:	/s/ Beth A. Taylor
Name: Beth A. Taylor
Title: Corporate Controller and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Endocyte, Inc. 2010 Equity Incentive Plan Time-Based Restricted Stock Unit Award Agreement